                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 26, 2005



                          CREDIT ACCEPTANCE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                        Commission File Number 000-20202

              MICHIGAN                                   38-1999511
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

25505 W. TWELVE MILE ROAD, SUITE 3000                     48034-8339
         SOUTHFIELD, MICHIGAN                              (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (248) 353-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 140.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

         As previously announced, Credit Acceptance Corporation (the "Company") was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2004. As a result, the Company is not in compliance with certain covenants in its Sale and Servicing Agreement, dated August 25, 2004, among the Company, Credit Acceptance Auto Dealer Loan Trust 2004-1, Credit Acceptance Funding LLC 2004-1 ("Funding"), JPMorgan Chase Bank, N.A., and Systems & Services Technologies, Inc., as amended (the "Sale and Servicing Agreement"), and in the agreements related thereto (together with the Sale and Servicing Agreement, the "Basic Documents").

         On April 26, 2005, the Company, Funding, and Radian Asset Assurance Inc., as the Controlling Party under the Basic Documents, executed a waiver whereby the Controlling Party extended the time for the required delivery of the Company's audited financial statements to May 31, 2005 and waived the defaults under the Basic Documents resulting from the Company's ongoing discussions concerning its accounting policies with Deloitte & Touche LLP and the Company's resulting inability to timely file its Form 10-K and certain related matters. The waiver expires on May 31, 2005.

         The Company is in the process of obtaining SEC guidance as to the proper accounting methodology in connection with how it accounts for loans. There can be no assurance as to the length of time necessary to complete this process, and the Company believes it is unlikely to be completed prior to May 31, 2005. If the Company is not able to determine the appropriate accounting policies for loans and file its Form 10-K prior to such date, it intends to seek an extension of the waiver from the Controlling Party.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain statements in this release that are not historical facts, such as those using terms like "believes," "expects," "anticipates," "assumptions," "forecasts," "estimates" and those regarding the Company's future results, plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following:

         - the Company's potential inability to accurately forecast and estimate the amount and timing of future collections,
         - increased competition from traditional financing sources and from non-traditional lenders,
         - the unavailability of funding at competitive rates of interest,
         - the Company's potential inability to continue to obtain third party financing on favorable terms,
         - the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations,
         - adverse changes in applicable laws and regulations,
         - adverse changes in economic conditions,
         - adverse changes in the automobile or finance industries or in the non-prime consumer finance market,
         - the Company's potential inability to maintain or increase the volume of automobile loans,
         - an increase in the amount or severity of litigation against the Company,
         - the loss of key management personnel or the inability to hire qualified personnel,
         - the effect of terrorist attacks and potential attacks, and
         - various other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               CREDIT ACCEPTANCE CORPORATION
                                               (Registrant)

                                               By: /s/ Douglas W. Busk
                                               -----------------------
                                               Douglas W. Busk
                                               Treasurer
                                               April 28, 2005